Exhibit 99.1

20 North Broadway	Telephone: (405) 235-3611
Oklahoma City, Oklahoma 73102-8260	Fax: (405) 552-4667
NEWS RELEASE

Investor contact:	Zack Hager
(405) 552-4526

Media contact:	Brian Engel
(405) 228-7750
DEVON ENERGY ANNOUNCES ELECTIONS OF DIRECTORS;
PRESIDENT JOHN RICHELS JOINS BOARD
OKLAHOMA CITY — June 6, 2007 — Devon Energy Corporation (NYSE:DVN) announced today the elections of three members to its board of directors. Thomas F. Ferguson, a director since 1982, and David M. Gavrin, a director since 1979, were re-elected. John Richels, Devon’s president, was elected to replace Peter J. Fluor who chose not to stand for re-election.
     “We are pleased to announce the addition of John Richels to Devon’s board of directors,” commented J. Larry Nichols, chairman and chief executive officer. “He joined the company in 1998 to run our Canadian division and was elected president in 2004. John is an outstanding executive and will be a valuable addition to the board. I also want to thank Peter Fluor for his service and past contribution to Devon’s board.”
     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is one of the world’s leading independent oil and gas producers and is included in the S&P 500 Index. For additional information, visit www.devonenergy.com.
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